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   BANC ONE CORPORATION and Subsidiaries
   STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
   $(thousands)                                                                                                     EXHIBIT 12

                                                                   Years Ended December 31,
                                                       ----------  ----------  ----------  -------------------------------------
                                                          1996        1995        1994        1993         1992        1991
                                                       ----------  ----------  ----------  -----------  ----------  ----------
   Calculation excluding interest on deposits:
     Earnings:
       Income before income taxes and change in
       accounting principle and equity in earnings of
       of Bank One, Texas, NA (1)                    $ 2,110,712 $ 1,910,282 $ 1,518,852 $  1,770,712 $ 1,341,249 $   928,947
       Fixed charges                                     881,675     736,249     633,569      348,327     321,402     419,274
       Less:  Capitalized interest                        (4,926)     (1,671)     (1,000)        (652)     (1,199)     (1,732)
                                                     ----------- ----------- ----------- ------------ ----------- -----------
      Earnings                                       $ 2,987,461 $ 2,644,860 $ 2,151,421 $  2,118,387 $ 1,661,452 $ 1,346,489
                                                     =========== =========== =========== ============ =========== ===========

     Fixed charges:
       Interest expense, including interest factor
         of capitalized leases and amortization of
         deferred debt expense                       $   826,984 $   683,372 $   575,734 $    298,857 $   278,615 $   379,708
       Portion of rental payments under operating
         leases deemed to be interest                     54,691      52,877      57,835       49,470      42,787      39,566
                                                     ----------- ----------- ----------- ------------ ----------- -----------
       Fixed charges                                 $   881,675 $   736,249 $   633,569 $    348,327 $   321,402 $   419,274
                                                     =========== =========== =========== ============ =========== ===========



   Ratio of earnings to fixed charges excluding
       interest on deposits                                 3.39 x      3.59 x      3.40 x       6.08 x      5.17 x      3.21 x


   Calculation including interest on deposits:
     Earnings:
       Income before income taxes and change in
       accounting principle and equity in earnings of
       of Bank One, Texas, NA (1)                    $ 2,110,712 $ 1,910,282 $ 1,518,852 $  1,770,712 $ 1,341,249 $   928,947
       Fixed charges                                   3,249,015   3,026,343   2,307,832    1,826,018   2,318,274   2,955,918
       Less:  Capitalized interest                        (4,926)     (1,671)     (1,000)        (652)     (1,199)     (1,732)
                                                     ----------- ----------- ----------- ------------ ----------- -----------
      Earnings                                       $ 5,354,801 $ 4,934,954 $ 3,825,684 $  3,596,078 $ 3,658,324 $ 3,883,133
                                                     =========== =========== =========== ============ =========== ===========




   Fixed charges:
     As detailed above                               $   881,675 $   736,249 $   633,569 $    348,327 $   321,402 $   419,274
     Interest on deposits                              2,367,340   2,290,094   1,674,263    1,477,691   1,996,872   2,536,644
                                                     ----------- ----------- ----------- ------------ ----------- -----------
     Fixed charges                                   $ 3,249,015 $ 3,026,343 $ 2,307,832 $  1,826,018 $ 2,318,274 $ 2,955,918
                                                     =========== =========== =========== ============ =========== ===========



   Ratio of earnings to fixed charges including
     interest on deposits                                   1.65 x      1.63 x      1.66 x       1.97 x      1.58 x      1.31 x



   (1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991
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